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                                                               EXHIBIT (g)(9)


                        Nicholas-Applegate Institutional Funds
                                   600 West Broadway
                                      30th Floor
                                  San Diego, CA 02109



                                   February 14, 2001



Brown Brothers Harriman & Co.
70 Water Street
Boston, MA  02109


Ladies and Gentlemen:

         Reference is made to the Cash Management Services Agreement between Nicholas-Applegate Institutional Funds and Brown Brothers Harriman & Co. dated May 1, 1999 (the "Agreement").

         We wish to amend the Agreement to add the Nicholas-Applegate International Structured Fund and Nicholas-Applegate Small Cap Value Fund. The full list of Funds covered by the Agreement is set forth on the Appendix attached hereto.

         Please indicate your acceptance of this addition by signing the letter below and returning a copy to us. Thank you for your assistance regarding this matter.

Sincerely,


Charles H. Field, Jr.
Assistant Secretary

AGREED:

Brown Brothers Harriman & Co.



By:___________________________________

Title:_________________________________


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                                       APPENDIX
                                          TO
                        THE CASH MANAGEMENT SERVICES AGREEMENT
                                        BETWEEN
                        NICHOLAS APPLEGATE INSTITUTIONAL FUNDS
                                          AND
                             BROWN BROTHERS HARRIMAN & CO.

                                DATED AS OF MAY 1, 2001


                          Nicholas-Applegate Worldwide Growth Fund
                          Nicholas-Applegate Global Blue Chip Fund
                       Nicholas-Applegate Global Growth & Income Fund
                         Nicholas-Applegate Global Technology Fund
                     Nicholas-Applegate International Core Growth Fund
                   Nicholas-Applegate International Small Cap Growth Fund
                      Nicholas-Applegate International Structured Fund
                         Nicholas-Applegate Emerging Countries Fund
                            Nicholas-Applegate Pacific Rim Fund
                           Nicholas-Applegate Latin America Fund
                          Nicholas-Applegate Large Cap Growth Fund
                           Nicholas-Applegate Mid Cap Growth Fund
                          Nicholas-Applegate Small Cap Growth Fund
                          Nicholas-Applegate Mini Cap Growth Fund
                               Nicholas-Applegate Value Fund
                          Nicholas-Applegate Small Cap Value Fund
                            Nicholas-Applegate Convertible Fund
                         Nicholas-Applegate Short Intermediate Fund
                         Nicholas-Applegate High Quality Bond Fund
                          Nicholas-Applegate High Yield Bond Fund
                         Nicholas-Applegate Global Health Care Fund


IN WITNESS WHEREOF, EACH OF THE PARTIES HERETO HAVE CAUSED THIS APPENDIX TO BE EXECUTED IN ITS NAME AND ON BEHALF OF EACH SUCH FUND.

NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS
ON BEHALF OF EACH FUND
LISTED ABOVE                                 BROWN BROTHERS HARRIMAN & CO.


BY:____________________             BY:_______________________________________
   CHARLES H. FIELD, JR.            NAME:
   ASSISTANT SECRETARY              TITLE: